                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CARAUSTAR INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (Caraustar Letterhead)

                                                                  March 15, 1999

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Caraustar Industries, Inc. The meeting will be held on Wednesday, April 21, 1999, at 10:00 A.M. at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia.

The primary business of the meeting will be the election of directors and the ratification of the selection of independent public accountants, as more fully explained in the enclosed proxy statement.

During the meeting, we will also report to you on the condition and performance of Caraustar and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters that affect the interest of all shareholders.

We hope to see you on April 21, 1999. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest and support of Caraustar.

Sincerely yours,

CARAUSTAR INDUSTRIES, INC.

/s/ Russell M. Robinson, II                          /s/ Thomas V. Brown

Russell M. Robinson, II                              Thomas V. Brown
Chairman of the Board                                President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD WEDNESDAY, APRIL 21, 1999

The Annual Meeting of Shareholders of Caraustar Industries, Inc. ("Caraustar") will be held on Wednesday, April 21, 1999, at 10:00 A.M., at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia for the following purposes:

     1. To elect three Class I directors to serve until the 2002 Annual Meeting of Shareholders.

     2. To consider and act on a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 19, 1999, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors
                                          /s/ MARINAN R. MAYS
                                          Marinan R. Mays
                                          Corporate Secretary and Manager,
                                             Administrative Services

March 15, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED APPOINTMENT OF PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR APPOINTMENT OF PROXY AND VOTE YOUR OWN SHARES.

                           CARAUSTAR INDUSTRIES, INC.
                             3100 WASHINGTON STREET
                             AUSTELL, GEORGIA 30106

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The following statement, first mailed on or about March 15, 1999, is furnished in connection with the solicitation by the Board of Directors (the "Board") of Caraustar Industries, Inc. (the "Company") of proxy appointment forms to be used at the Annual Meeting of Shareholders of the Company to be held on April 21, 1999, at 10:00 A.M., at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia and at any adjournment or adjournments thereof.

     Please complete, date and sign the accompanying proxy appointment form and return it to ensure that your shares are voted at the meeting. You may revoke the appointment of proxy at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, a properly executed appointment of proxy of a later date, or by attending the meeting and electing to vote in person. All shares represented by valid proxy appointment forms received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will vote in favor of the election to the Board of Directors of the three Class I director nominees named in this Proxy Statement and a proposal to ratify action taken by the Board of Directors in selecting Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 1999.

     The Company will bear the entire cost of preparing this Proxy Statement and of soliciting the enclosed proxy appointment forms. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers and other record holders to send proxy appointment forms and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxy appointment forms from shareholders, either personally or by telephone, telegram or special letter. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation at an estimated cost of $1,125.

     February 19, 1999 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only record holders of the Company's Common Shares, $.10 par value (the "Common Shares") at the close of business on February 19, 1999 will be entitled to notice of and to vote at the meeting.

     The number of outstanding Common Shares entitled to vote as of the record date was 24,699,291. Each Common Share is entitled to one vote. In accordance with North Carolina law and the Company's bylaws, a majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum for the election of directors and the ratification of the selection of accountants. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. The selection of auditors will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Thus, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposals.

                                SHARE OWNERSHIP

     As of March 1, 1999, the only class of voting securities the Company had issued and outstanding was its Common Shares. On that date there were 24,699,941 Common Shares outstanding. The following table sets forth the names of, and the numbers and percentages of Common Shares beneficially owned as of March 1, 1999 by: (a) each person known to the Company to own beneficially 5% or more of the Company's outstanding Common Shares; (b) each director and nominee; (c) each executive officer of the Company identified below in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group. A "beneficial owner" of Common Shares is a person who has either the voting or investment power, or both, alone or shared with others, over such Common Shares. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his or her name, unless noted otherwise.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME AND ADDRESS+ OF BENEFICIAL OWNER                         NUMBER(1)         PERCENT
-------------------------------------                         ----------        --------
The Capital Group Companies, Inc.(2)........................  1,539,300            6.2%
333 South Hope Street
Los Angeles, California 90071
Shapiro Capital Management Company, Inc.(3).................  1,480,650            6.0%
Samuel R. Shapiro
3060 Peachtree Road, N.W.,
Atlanta, Georgia 30305
Thomas V. Brown(4)..........................................    225,988              *
Bob M. Prillaman............................................    163,649              *
Jimmy A. Russell............................................    130,970              *
Russell M. Robinson, II(5)..................................    109,357              *
Ralph M. Holt, Jr...........................................     95,590              *
H. Lee Thrash, III(6).......................................     98,176              *
James L. Walden.............................................     63,385              *
Edward G. Schmitt...........................................     74,852              *
John D. Munford.............................................      6,203              *
James E. Rogers.............................................      5,818              *
James H. Hance, Jr.(7)......................................      5,818              *
Dennis M. Love..............................................        193              *
Directors and Executive Officers as a group (14 persons)....  1,000,541            4.0%

---------------

 + Addresses are furnished only for each person known to the Company to own beneficially 5% or more of the Company's outstanding Common Shares.
(1) Includes the following shares subject to stock options exercisable within 60 days after March 1, 1999: Mr. Brown -- 132,119; Mr. Walden -- 35,598; Mr. Russell -- 16,819; Mr. Thrash -- 15,124; Mr. Schmitt -- 14,713; Mr.
    Robinson -- 3,000; Mr. Holt -- 3,000; Mr. Rogers -- 3,000; Mr. Hance -- 3,000; Mr. Munford -- 3,000; Mr. Love -- 0; Directors and Executive Officers as a group -- 234,625.
(2) Based on a Schedule 13G filed with the Company on or about February 10, 1998. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported above. The investment management companies provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. The Capital Group Companies, Inc. does not have investment power or voting power over any of the securities reported above; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.
(3) Based on a Schedule 13G filed with the Company on or about February 4, 1999. Shapiro Capital Management Company, Inc. is an investment adviser that exercises voting and investment power with respect to these securities, which are held for the account of its clients. Samuel R. Shapiro, who is president, director and a majority shareholder of Shapiro Capital Management Group, Inc., has also joined in filing the Schedule 13G to the extent that he may be deemed to "beneficially own" these securities by virtue of his positions with Shapiro Capital Management Group, Inc.
(4) Includes 24,200 shares registered in the name of Mr. Brown's wife.
(5) Includes 46,890 shares registered in the name of Mr. Robinson's wife.
(6) Includes 4,434 shares held by Mr. Thrash as custodian for his children and 148 shares held in his wife's Individual Retirement Account.
(7) Includes 2,000 shares held in a family partnership, over which Mr. Hance has shared voting and investment power.
  * Denotes ownership of less than 1% of the Company's Common Shares.

                               SHAREHOLDER RETURN

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Shares for the years 1994 through 1998 with (a) the cumulative total return of the S&P 400 Index and (b) the cumulative total return of the S&P Paper & Forest Products Index. All cumulative returns assume the investment of $100.00 in each of the Company's Common Shares, the S&P 400 Index and the S&P Paper & Forest Products Index on December 31, 1993 and assume the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CARAUSTAR INDUSTRIES, INC., S&P 400 INDEX &
       S&P PAPER & FOREST PRODUCTS INDEX FOR THE YEARS 1994 THROUGH 1998

                                                                                         S&P PAPER
                                                                                          & FOREST
               MEASUREMENT PERIOD                                                         PRODUCTS
             (FISCAL YEAR COVERED)                   CARAUSTAR          S&P 400            INDEX
DECEMBER 31, 1993                                           100.00            100.00            100.00
DECEMBER 31, 1994                                           135.48            103.89            104.22
DECEMBER 31, 1995                                           124.53            139.87            114.72
DECEMBER 31, 1996                                           210.77            172.06            126.92
DECEMBER 31, 1997                                           221.33            225.38            136.05
DECEMBER 31, 1998                                           189.16            301.24            138.61

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 9 members and is divided into 3 classes (I, II and III). Each newly elected class of directors will serve terms of three years. The term of office for incumbent Class I directors will expire at the 1999 Annual Meeting. The incumbent Class I directors are Thomas V. Brown and Ralph M. Holt, Jr.

     In February 1999 the Board of Directors appointed Mr. Dennis M. Love to the Board to fill the vacancy created by the death of Ms. Maxine F. Forrest. North Carolina law provides that the term of any director elected to fill a vacancy expires at the next annual meeting of shareholders at which directors are elected. Therefore, Mr. Love's term as a director expires at the 1999 Annual Meeting of Shareholders. The Board has designated Mr. Love as a nominee for Class I director. If Mr. Love is elected, his term will be extended to the same length as the other Class I directors so that the term of all Class I Directors will expire at the 2002 Annual Meeting of Shareholders.

     It is intended that the persons named in the accompanying proxy appointment form will vote only for the three nominees for Class I director, except to the extent authority to so vote is withheld with respect to one or more nominees. Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted for the election of a substitute nominee selected by the persons named in the proxy appointment form.

     During 1998 the Board of Directors held 7 meetings and on 1 occasion acted by unanimous written consent.

     The Board of Directors maintains an Audit Committee, on which Messrs. Hance, Holt (chairman) and Rogers serve. The Audit Committee reviews the results and scope of each audit, the service provided by the Company's independent accountants and related-party transactions. The Audit Committee met 3 times in 1998.

     The Board of Directors also has a Compensation and Employee Benefits Committee, on which Messrs. Love, Munford and Rogers (Chairman) serve. The Compensation and Employee Benefits Committee establishes and reviews the compensation criteria and policies of the Company, and administers the Company's 1998 Key Employee Incentive Compensation Plan. The Compensation and Employee Benefits Committee met 1 time in 1998.

     Each director who is not an employee or former employee of the Company is being paid (in quarterly installments) an annual retainer fee of $20,000 for serving as a director. A non-executive Chairman of the Board is paid an annual retainer fee of $55,000. Under the Company's 1996 Director Equity Plan, half of these annual retainers are paid in Common Shares, and each such director receives an annual grant of options to purchase 1,000 Common Shares valued at the closing price of such shares on the last business day preceding the date of grant. The chairmen of the Audit Committee, Compensation and Employee Benefits Committee and Executive Committee also receive an annual retainer fee of $3,500. Additionally, all directors who are not employees of the Company are paid a fee of $1,500 per meeting for attending meetings of the Board of Directors, $500 for participation in a telephonic Board meeting, $1,000 per committee meeting attended and $250 per committee meeting by telephone conference. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors.

     The Board of Directors makes nominations for director candidates as permitted by the Company's Bylaws. The Company's bylaws prescribe the procedure a shareholder must follow to make nominations for director candidates, as described below under "Proposals for 2000 Annual Meeting of Shareholders."

     Each director and nominee's name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the corporation in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company and directorships in other publicly held companies are set forth below. None of the following nominees or directors is related (as first cousin or closer) by blood, marriage or adoption to any other nominee, director or person who may be deemed to be an executive officer of the Company.

                               CLASS I DIRECTORS

           (Nominees for election to serve until 2002 Annual Meeting)

     THOMAS V. BROWN (58), PRESIDENT AND CHIEF EXECUTIVE OFFICER, CARAUSTAR INDUSTRIES, INC. Mr. Brown has served as President of the Company since January 1991 and as its Chief Executive Officer since October 1991. He has served as a director since April 1991. Prior to joining the Company, Mr. Brown served as the Vice President and General Manager, Industrial Packaging Division, of Jefferson Smurfit Corporation, a recycled paperboard manufacturer, from October 1986 through December 1990. Mr. Brown also serves as a director of Mobile Energy Services Company, L.L.C.

     RALPH M. HOLT, JR.(67), CHAIRMAN AND CHIEF EXECUTIVE OFFICER, Holt Hosiery Mills, Burlington, North Carolina, a hosiery manufacturer. Mr. Holt has been a director of the Company since April 1986, and has been the Chairman and Chief Executive Officer of Holt Hosiery Mills since 1967. Mr. Holt also serves as a director of Mid Carolina Bank in Burlington, North Carolina.

     DENNIS M. LOVE (43), PRESIDENT AND CHIEF EXECUTIVE OFFICER, PRINTPACK, INC., Atlanta, Georgia, a manufacturer and converter of flexible packaging materials. Mr. Love was appointed a director in February 1999.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES.

                               CLASS II DIRECTORS

                (Incumbents to serve until 2000 Annual Meeting)

     BOB M. PRILLAMAN (66), SENIOR VICE PRESIDENT (RETIRED), CARAUSTAR INDUSTRIES, INC. Mr. Prillaman served as Senior Vice President of the Company from 1980 until his retirement effective March 1, 1998 and as a director since 1980. Mr. Prillaman had been employed by the Company or its predecessors since 1969.

     RUSSELL M. ROBINSON, II (67), ATTORNEY AT LAW, ROBINSON, BRADSHAW & HINSON, P.A., Charlotte, North Carolina, a law firm. Mr. Robinson has been engaged in the private practice of law since 1956 and is a shareholder, officer and director of Robinson, Bradshaw & Hinson, P.A. Mr. Robinson has been a director of the Company since December 1992, and has served as Chairman of the Board of Directors of the Company since April 1995. Mr. Robinson also serves as a director of Cadmus Communications Corporation and Duke Energy Corporation.

     H. LEE THRASH, III (48), VICE PRESIDENT, PLANNING AND DEVELOPMENT, AND CHIEF FINANCIAL OFFICER, CARAUSTAR INDUSTRIES, INC. Mr. Thrash has been employed by the Company since 1983 and has served as Vice President and Chief Financial Officer of the Company since 1986 and as a director since 1987.

                              CLASS III DIRECTORS

                (Incumbents to serve until 2001 Annual Meeting)

     JAMES H. HANCE, JR.(54), VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER, BANKAMERICA CORPORATION, Charlotte, North Carolina, a bank holding company. Mr. Hance has served as Vice Chairman and Chief Financial Officer of BankAmerica Corporation (formerly NationsBank Corporation) since October 1993, and as Chief Financial Officer since August 1988. Prior to joining NationsBank Corporation (formerly NCNB Corporation) in March 1987, Mr. Hance, a certified public accountant, spent 17 years with the public accounting firm of Price Waterhouse in Philadelphia and Charlotte. Mr. Hance is also a director of Family Dollar Stores, Inc., Lance, Inc. and Summit Properties, Inc. Mr. Hance has been a director of the Company since November 1995.

     JOHN D. MUNFORD (71), VICE CHAIRMAN (RETIRED), UNION CAMP CORPORATION, Franklin, Virginia, a paper and forest products company. Mr. Munford served as Executive Vice President of the fine papers group of Union Camp Corporation from 1984 until April 1991 and thereafter as Vice Chairman of the board of directors of Union Camp Corporation until August 1993. During his 42 years of employment with Union Camp Corporation, Mr. Munford held management positions in both sales and operations. Mr. Munford has been a director of the Company since November 1994. Mr. Munford also serves as a director of Cadmus Communications Corporation.

     JAMES E. ROGERS (53), PRESIDENT, SCI INVESTORS INC., Richmond, Virginia, a private equity investment firm. Mr. Rogers has been President of SCI Investors Inc. since April 1993. From 1993 to 1996, Mr. Rogers also served as Chairman of Custom Papers Group, Inc., a paper manufacturing company. From 1991 to 1993, Mr. Rogers served as President and Chief Executive Officer of Specialty Coatings International, Inc., a manufacturer of specialty paper and film products. Prior to that time, Mr. Rogers was Senior Vice President, Group Executive of James River Corporation, a paper and packaging manufacturer. Mr. Rogers has been a director of the Company since November 1993. Mr. Rogers also serves as a director of Wellman, Inc. and Owens & Minor, Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners (the Company is aware of none) were complied with.

                             EXECUTIVE COMPENSATION

     Compensation Committee Report. The Company's Compensation and Employee Benefits Committee (the "Compensation Committee") considers and makes recommendations to the Board of Directors with respect to the compensation of the chief executive officer and management incentive plans, sets and adjusts salaries for the Company's other officers, and administers the Company's 1998 Key Employee Incentive Compensation Plan (the "Incentive Plan"). Set forth below is the Compensation Committee's report on its actions and policies with regard to the compensation of Thomas V. Brown, the Company's Chief Executive Officer, and the Company's executive officers generally.

COMPENSATION POLICIES

     The Compensation Committee's policies with regard to senior officer compensation are (1) to pay appropriate base salaries based on reviews of base salaries paid to executives in comparable companies and evaluations of individual responsibilities and performance, (2) to provide long-term incentives and encourage investment in the Company's shares by granting stock options and other stock-based awards, and (3) to tie compensation to Company performance through an annual incentive bonus plan. The Compensation Committee regularly reviews compensation paid to executives in other comparable companies and uses surveys produced by Hewitt Associates and the Paper Industry Compensation Association as its principal resources in this regard.

BASE SALARY

     Base salary is a primary component of the Company's officer compensation arrangements. Executive officer salaries are administered by the Compensation Committee to ensure they remain competitive with those of companies of comparable revenues and similar industries. As stated above, the Company periodically engages compensation consultants and surveys industry data for this purpose. Based on its review of the survey data, the Compensation Committee approved certain base salary increases for 1998 for the Company's senior officers and recommended an increase, which the Board approved, in Mr. Brown's base salary from $510,000 to $540,000.

LONG TERM INCENTIVES

     The Compensation Committee believes that share ownership by executives is important to align the interests and outlook of executives with those of the shareholders. The Company's Incentive Plan provides for stock option and restricted share awards, the amount and mix of which are contingent upon the attainment of measurable, pre-established Company performance goals. The types of possible option awards are traditional options, which are priced at market value on the date of grant, and performance options, which are priced at 120% of market value on the date of grant. The higher the Company performs relative to its performance goals, the higher the award mix is weighted toward traditional versus performance options. In addition, a participant may elect in advance to receive up to 50% of his option award entitlement in restricted share rights. A restricted share right is the right to acquire one restricted share of common stock upon the purchase of two shares of unrestricted common stock (whether by option exercise, open market purchase or otherwise). The participant is required to hold the underlying two shares of purchased stock for a period of five years in order to retain the awarded share of restricted stock.

     During 1998, the Compensation Committee selected 60 key employees to receive stock-based awards under the Incentive Plan. The amount and mix of stock-based awards granted was determined by the extent to which the Company achieved 1997 targeted goals for economic profit. Economic profit is a measure of the after-tax operating profit of the Company, less a charge for the cost of all debt and equity capital of the Company. Based on the Company's achievement of approximately 67% of 1997 targeted economic profit, application of the option formula yielded option awards of 33.4% of base salary to participants and a mix of 58% traditional options and 42% performance options. Mr. Brown participated in the Incentive Plan on the same basis as that of all other participating executives, with the amount and mix of stock-based awards granted to him being substantially the same, in proportion to his base salary, as the amounts granted to other senior executives. In accordance with the Incentive Plan, Mr. Brown elected to receive the maximum allowable portion (50%) of his option award entitlement in restricted share rights.

ANNUAL BONUS

     The Incentive Plan provides for an annual bonus contingent on Company performance. Approximately 60 executives participated in this plan in 1998. Each year the Compensation Committee establishes a formula pursuant to which the amount of the bonuses for that year is to be determined, based on some measure or measures of Company performance. The bonus generally is payable in cash; however, participants who own less than their specified target level of stock ownership at the time of the bonus award are required to take up to 30% of their bonus in the form of Common Shares, and participants may voluntarily elect to receive up to 50% of their bonus award in fully vested nonqualified stock options. For 1998, bonuses depended on the extent to which the Company achieved certain target levels of economic profit and a certain threshold level of earnings per share. In 1998, the Company achieved 75% of its economic profit target and exceeded the earnings per share threshold. Based on these results, application of the bonus formula yielded bonuses equal to 25% of salary. Mr. Brown participated in the bonus program to the same extent as other Incentive Plan participants and, accordingly, received a bonus equal to 25% of his 1998 salary. In accordance with the Incentive Plan, Mr. Brown elected to receive the maximum allowable portion (50%) of his bonus in the form of nonqualified stock options. Thus, Mr. Brown's 1998 bonus compensation was dependent upon the Company's achievement of economic profit and earnings per share performance goals.

CORPORATE TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code prohibits publicly held corporations from deducting as an expense for tax purposes the amount by which compensation paid to any of the Company's chief executive officer or four other most highly compensated executive officers exceeds $1,000,000, unless such compensation qualifies as "performance-based." Although the current cash compensation levels of the Company's executives generally remain well below the $1,000,000 limit, the Compensation Committee has considered the implications of Section 162(m) in implementing the Incentive Plan and intends that the stock option component of compensation payable under the Incentive Plan will qualify as "performance-based" compensation that is exempt from the Section 162(m) deduction limitations.

                                          COMPENSATION COMMITTEE:

                                            JAMES E. ROGERS, CHAIRMAN
                                            JOHN D. MUNFORD

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year, no member of the Compensation and Employee Benefits Committee was an employee or officer of the Company.

     Summary Compensation Table. The following table sets forth information concerning the compensation for the years ended December 31, 1996, 1997 and 1998 for those persons who were, at December 31, 1998, the chief executive officer of the Company and the Company's four other most highly compensated executive officers (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                   ANNUAL COMPENSATION               COMPENSATION AWARDS
                                           ------------------------------------   --------------------------
                                                                                  RESTRICTED
                                                                   OTHER ANNUAL     STOCK        SECURITIES       ALL OTHER
            NAME AND                        SALARY     BONUS       COMPENSATION     AWARDS       UNDERLYING      COMPENSATION
       PRINCIPAL POSITION         YEAR       ($)        ($)            ($)           ($)         OPTIONS (#)         ($)
--------------------------------  ----     --------   --------     ------------   ----------     -----------     ------------
Thomas V. Brown,................  1998     $535,000   $ 66,875(1)       --         $10,017(2)      15,876(3)        $4,760(4)
  President and Chief             1997     $499,167   $      0          --              --          8,000           $4,700(5)
  Executive Officer               1996     $440,833   $320,045          --              --          8,000           $1,560(6)
James L. Walden,................  1998     $307,840   $ 76,960          --              --          7,997(7)        $3,200(8)
  Vice President                  1997     $296,006   $      0          --              --          4,500           $3,200(8)
                                  1996     $285,007   $206,915          --              --          4,500               --
Jimmy A. Russell,...............  1998     $258,120   $ 64,530          --              --          6,595(7)        $3,033(8)
  Vice President                  1997     $242,287   $      0          --              --          5,000           $3,200(8)
                                  1996     $223,486   $162,251          --              --          4,000               --
Edward G. Schmitt,..............  1998(10) $282,533   $ 35,317(1)       --              --(11)      9,476(9)        $3,200(8)
  Vice President                  1997     $213,024   $      0          --              --          4,500           $3,200(8)
H. Lee Thrash, III,.............  1998     $218,307   $ 54,577          --              --          5,626(7)        $3,200(8)
  Vice President                  1997     $207,490   $      0          --              --          3,500           $3,167(8)
                                  1996     $189,107   $137,292          --              --          3,500               --

---------------

 (1) In accordance with the Incentive Plan, this Named Officer elected to receive nonqualified stock options, the amounts of which are reflected in the Securities Underlying Options column, in lieu of 50% of the cash bonus to which he was entitled.
 (2) This amount represents the value of 389 shares acquired through the exercise of restricted share rights valued at $25.75 per share. As of December 31, 1998, Mr. Brown held a total of 13,234 restricted common shares valued at $377,996.
 (3) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 3,971 shares; (2) performance options, priced at 120% of market value on date of grant, to purchase 2,875 shares; (3) restricted share rights to acquire 2,581 shares; and (4) options, priced at 100% of fair market value on date of grant, to purchase 6,449 shares, which options were elected in lieu of 50% of the Named Officer's 1998 cash bonus entitlement.

 (4) Amount includes $3,200 in employer matching contributions under the Company's 401(k) plan and $1,560 representing the portion of term life insurance premiums paid by the Company on terms not otherwise available to all salaried employees.
 (5) Amount includes $3,200 in employer matching contributions under the Company's 401(k) Plan and $1,500 representing the portion of term life insurance premiums paid by the Company on terms not otherwise available to all salaried employees.
 (6) Amount represents the portion of term life insurance premiums paid by the Company on terms not otherwise available to all salaried employees.
 (7) Based on the extent to which the Company achieved performance goals established under the Incentive Plan, 58% of these options were awarded as traditional options, priced at 100% of market value on date of grant, and 42% were awarded as performance options, priced at 120% of market value on date of grant.
 (8) Amount represents employer matching contributions under the Company's 401(k) plan.
 (9) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 3,521 shares; (2) performance options, valued at 120% of market value on date of grant, to purchase 2,549 shares; and (3) options, priced at 100% of market value on date of grant, to purchase 3,406 shares, which options were elected in lieu of 50% of the Named Officer's 1998 cash bonus entitlement.
(10) Mr. Schmitt did not become an executive officer of the Company until 1997.
(11) As of December 31, 1998, Mr. Schmitt held a total of 5,000 restricted common shares valued at $142,813.

     Option Grants Table. The following table sets forth certain information concerning grants of stock options to the Named Officers during the year ended December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                     NUMBER OF     % OF TOTAL                             VALUE AT ASSUMED
                                     SECURITIES     OPTIONS                             ANNUAL RATES OF STOCK
                                     UNDERLYING    GRANTED TO   EXERCISE                 PRICE APPRECIATION
                                      OPTIONS      EMPLOYEES    OR BASE                    FOR OPTION TERM
                                      GRANTED      IN FISCAL     PRICE     EXPIRATION   ---------------------
               NAME                     (#)           YEAR       ($/SH)       DATE       5% ($)      10% ($)
               ----                  ----------    ----------   --------   ----------   ---------   ---------
Thomas V. Brown....................    3,971(1)        2.5%      $34.00       2008      $ 84,900    $215,188
                                       2,875(2)        3.9%      $40.80       2008      $ 41,918    $136,246
                                       2,581(3)       11.5%      $    0       2008      $142,936    $227,531
James L. Walden....................    4,638(1)        2.9%      $34.00       2008      $ 99,160    $251,333
                                       3,359(2)        4.6%      $40.80       2008      $ 48,974    $159,183
Jimmy A. Russell...................    3,825(1)        2.4%      $34.00       2008      $ 81,779    $207,277
                                       2,770(2)        3.8%      $40.80       2008      $ 40,387    $131,270
Edward G. Schmitt..................    3,521(1)        2.2%      $34.00       2008      $ 75,279    $190,803
                                       2,549(2)        3.5%      $40.80       2008      $ 37,164    $120,797
H. Lee Thrash, III.................    3,263(1)        2.0%      $34.00       2008      $ 69,763    $176,822
                                       2,363(2)        3.2%      $40.80       2008      $ 34,453    $111,983

---------------

(1) These amounts represent the number of shares of common stock underlying grants of traditional options under the Incentive Plan, priced at 100% of market value on date of grant. These options are, to the extent permitted under the Internal Revenue Code (the "Code"), intended to be incentive stock options within the meaning of Section 422 of the Code. All of these options are currently unvested, and will vest over 5 years beginning on April 20, 1999 in annual increments of 20%.
(2) These amounts represent the number of shares of common stock underlying grants of performance options under the Incentive Plan, priced at 120% of market value on the date of grant. These options are, to the extent permitted under the Code, intended to be incentive stock options within the meaning of

    Section 422 of the Code. All of these options are currently unvested, and will vest over 5 years beginning on April 20, 1999 in annual increments of 20%.
(3) This amount represents the number of shares of common stock underlying grants of restricted share rights under the Incentive Plan elected by the Named Officer in lieu of stock options. The restricted share rights are fully vested on the date of grant and entitle the holder to obtain, without additional consideration, one restricted share for each two shares the holder otherwise purchases (whether through option exercise, open market purchase or otherwise). The holder must hold the two underlying shares of purchased stock for a period of five years in order to retain the one awarded share of restricted stock.

     Option Exercises and Year-End Value Table. The following table sets forth certain information concerning the exercise of stock options by the Named Officers during 1998 and unexercised options held as of December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN LAST
                      FISCAL YEAR AND FY-END OPTION VALUE

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING                 VALUE OF
                                                          UNEXERCISED OPTIONS          UNEXERCISED IN-THE-MONEY
                         SHARES ACQUIRED    VALUE            AT FY-END (#)             OPTIONS AT FY-END ($)(1)
                           ON EXERCISE     REALIZED   ----------------------------   ----------------------------
NAME                           (#)           ($)      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     ---------------   --------   -----------    -------------   -----------    -------------
Thomas V. Brown........         0             0         126,750         18,846       $2,727,672        $53,875
                                0             0
                                0             0
James L. Walden........         0             0          31,750         14,747       $  342,945        $30,305
Jimmy A. Russell.......         0             0          13,250         13,345       $  137,751        $26,938
                                0             0
Edward G. Schmitt......         0             0          11,500         12,070       $  118,868        $23,570
H. Lee Thrash, III.....         0             0          12,250         10,876       $  132,180        $23,570

---------------

(1) The fair market value used for computations in this column was $28.5625, which was the closing market price of the Company's Common Shares on December 31, 1998.

     Retirement Plans. Substantially all of the Company's employees participate in a non-contributory defined benefit pension plan. The pension plan provides for retirement, disability and death benefits. Employees who retire at the normal retirement age of 65 and receive their benefits as a single life annuity are entitled to annual pension benefits equal to 1.35% of their average annual compensation multiplied by the number of years of credited service (not greater than 33 years), less .65% of final average annual compensation (up to the taxable wage base as established by the Social Security Administration) for each year of credited service at normal retirement date (not greater than 33 years). Average annual compensation is the highest average compensation received by an employee for any consecutive five-year period during the last 10 consecutive plan years of an employee's participation in the plan. Average annual compensation is defined as an employee's gross wages, excluding fringe benefits and deferred compensation (salary and bonus columns of the Summary Compensation Table less any deferred compensation included in the salary column), and final average compensation is defined as average annual compensation up to the taxable wage base as determined by the Social Security Administration.

     The Company also maintains a Supplemental Executive Retirement Plan ("SERP"), which supplements the Company's pension plan benefits by providing to certain highly compensated employees the additional retirement benefits to which they otherwise would be entitled under the Company's pension plan in the absence of certain limitations imposed by the Internal Revenue Code. The additional benefits payable under the SERP will be based on the same formula as the pension plan, but without regard to the taxable wage base established by the Social Security Administration or the 33-year maximum limit on credited years of service.

     The following table shows the estimated annual benefits payable upon retirement to employees participating in the Company's non-contributory defined benefit pension plan, as supplemented by the SERP, at specified compensation levels and years of service:

              COMBINED RETIREMENT PLANS ESTIMATED ANNUAL BENEFITS

                                              CREDITED YEARS OF SERVICE
AVERAGE ANNUAL   ------------------------------------------------------------------------------------
COMPENSATION       10         15         20         25         30         35         40         45
--------------   -------   --------   --------   --------   --------   --------   --------   --------
   $150,000      $18,101   $ 27,152   $ 36,202   $ 45,253   $ 54,303   $ 63,354   $ 72,404   $ 81,455
    200,000       24,851     37,277     49,702     62,128     74,553     86,979     99,404    111,830
    250,000       31,601     47,402     63,202     79,003     94,803    110,604    126,404    142,205
    300,000       38,351     57,527     76,702     95,878    115,053    134,229    153,404    172,580
    350,000       45,101     67,652     90,202    112,753    135,303    157,854    180,404    202,955
    400,000       51,851     77,777    103,702    129,628    155,553    181,479    207,404    233,330
    450,000       58,601     87,902    117,202    146,503    175,803    205,104    234,404    263,705
    500,000       65,351     98,027    130,702    163,378    196,053    228,729    261,404    294,080
    600,000       78,851    118,277    157,702    197,128    236,553    275,979    315,404    354,830

     At December 31, 1998, the estimated credited years of service and average annual compensation under the retirement plans for each of the Named Officers were as follows: Thomas V. Brown, 36 years and $569,159 (credited years of service include term of service with former employer in accordance with Mr. Brown's employment agreement); James L. Walden, 6 years and $354,269; Jimmy A. Russell, 23 years and $277,784; Edward G. Schmitt, 24 years and $236,152 (credited years of service include term of service with former employer); H. Lee Thrash, III, 15 years and $237,405.

     Employment Agreements. The Company entered into an employment agreement, effective January 1, 1991, with Thomas V. Brown. The employment agreement established Mr. Brown's initial annual base salary at $350,000, and provides that subsequent increases in his base salary are to be determined by the Compensation and Employee Benefits Committee. Pursuant to the employment agreement, the Company granted to Mr. Brown options to purchase 120,000 shares of Common Stock at $4.00 per share, which expire January 1, 2001, and which were subject to vesting at a rate of 20% per year over a five-year period. These options are fully vested. Pursuant to the employment agreement, the Company has provided Mr. Brown with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, an annual $5,000 allowance for financial planning and tax preparation services and travel and accident insurance in the amount of $1,000,000.

     Mr. Brown's employment agreement runs for an indefinite term, but may be terminated by the Company or Mr. Brown with or without cause upon 60 days' prior notice. Certain terms of the agreement (i) providing for one year's severance pay to Mr. Brown in the event of his termination by the Company without cause and (ii) prohibiting Mr. Brown from competing with the Company for one year following his voluntary termination of employment with the Company expired in 1996.

     The Company entered into an employment agreement with James L. Walden on January 25, 1993 to establish Mr. Walden's compensation during the first year of his employment. Under the employment agreement, Mr. Walden's base salary for his first year of employment was set at $250,000, with future increases to be determined by the Compensation and Employee Benefits Committee. The agreement also provided Mr. Walden with a guaranteed minimum bonus of 10% of his base salary for the first year and provided that Mr. Walden was eligible for immediate participation in the 1993 Key Employees' Share Ownership Plan and the Company's Incentive Bonus Plan. Pursuant to the employment agreement, the Company granted Mr. Walden options to purchase 20,000 shares of Common Stock at $17.75, the fair market value of such shares on the date of grant. These options expire on February 5, 2003 and are subject to vesting at a rate of 20% per year over a five-year period. Options for these 20,000 shares were fully vested as of February 5, 1998. Under the agreement, the Company also has provided Mr. Walden with term life insurance in an amount equal two times his annual base salary, travel and accident insurance in the amount of $500,000, an annual $5,000 allowance for financial planning and tax preparation services and an allowance for local country club dues of up to $3,000 per year.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has approved the selection of the firm of Arthur Andersen LLP as independent public accountants to examine the books of the Company and its subsidiaries for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the shareholders vote in favor of ratifying and approving the selection of Arthur Andersen LLP for the purposes set forth above. The Company has been advised by Arthur Andersen LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company's most recent fiscal year.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

     Approval of the proposal requires the affirmative vote of a majority of the Common Shares voted on the proposal. Should the shareholders vote negatively, the Board of Directors will consider a change in auditors for the next year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFYING THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE CURRENT YEAR.

               PROPOSALS FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

     Shareholders who intend to present proposals at next year's annual meeting are advised that any such proposal must be received by the Secretary of the Company no later than the close of business on November 16, 1999 in order to be considered for inclusion in the Company's proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding Common Shares, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, the Company's bylaws prescribe procedures a shareholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Shareholder nominations for director will be considered at an annual meeting or any other meeting at which an election is to be held if the shareholder delivers to the Secretary of the Company, not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held, a notice setting forth the information specified in Section 3 of
Article III of the Company's bylaws. Other shareholder proposals will be considered at an annual meeting if the shareholder delivers to the Secretary of the Company at its principal executive office, no less than 60 nor more than 90 days prior to the meeting, a written notice setting forth the information specified in Section 15 of Article III of the Company's bylaws. Notwithstanding the limitations described in the preceding sentence, in the event the Company's annual meeting is held on a date other than the third Wednesday in April, and public disclosure of the date of the annual meeting is made less than 70 days prior to the meeting date, a shareholder's notice of proposed business will be considered timely if received by the Company no later than the tenth day following the date of public disclosure of the meeting date. Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary at 3100 Washington Street, Austell, Georgia, 30106.

                                 OTHER MATTERS

     The Board is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted by the persons named in the form in accordance with their best judgment.

     You are cordially invited to attend this year's meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy appointment form, which will, of course, be returned to you at the meeting if you are present and so request.

                                          /s/ Russell M. Robinson, II
                                          Russell M. Robinson, II
                                          Chairman of the Board

                                          /s/ Thomas V. Brown
                                          Thomas V. Brown
                                          President and Chief Executive Officer

                                (Caraustar Logo)

REVOCABLE                  CARAUSTAR INDUSTRIES, INC.
APPOINTMENT
OF PROXY                 ANNUAL MEETING OF SHAREHOLDERS
                          to be held on April 21, 1999

  This Appointment of Proxy is Solicited on Behalf of the Board of Directors.

    The undersigned hereby constitutes and appoints Russell M. Robinson, II and Thomas V. Brown as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the common shares of Caraustar Industries, Inc. (the "Company") held of record by the undersigned on February 19, 1999, at the annual meeting of shareholders to be held at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia on April 21, 1999 or any adjournment thereof.

    THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE PROPOSALS UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.

                     (Continued and to be dated and signed on the reverse side.)


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
                                                   ---

1.  ELECTION OF THREE CLASS I DIRECTORS

    [ ]  FOR all nominees      [ ]  WITHHOLD AUTHORITY to vote        [ ]  *EXCEPTIONS
         listed below               for all nominees listed below

Nominees: Thomas V. Brown, Ralph M. Holt, Jr., Dennis M. Love

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions
            --------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP as the Company's independent public accountants.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                Change of Address and or Comments Mark Here  [ ]

                                                      The undersigned
                                                  acknowledges receipt of the
                                                  Notice of Annual Meeting and
                                                  Proxy Statement dated March
                                                  15, 1999, and revokes all
                                                  Appointments of Proxy
                                                  heretofore given by the
                                                  undersigned.

                                                      Please sign exactly as
                                                  name appears below. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney, as
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  DATED:                  , 1999
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  Votes must be indicated
                                                  (x) in Black or Blue ink.  [ ]

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                           POSTAGE PREPAID ENVELOPE.